Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-288730), Form S-3 (File Nos. 333-258946, 333-259347, 333-271424, 333-273282, 333-277974, 333-281936, 333-283636 and 333-283812, 333-289463, 333-291726, 333-291980) and Form S-8 (File Nos. 333-238143, 333-258996, 333-269875, 333-278863, 333-289504 and 333-291733) of our report dated March 31, 2026, relating to the consolidated financial statements of Super League Enterprise, Inc. as of and for the years ended December 31, 2025 and 2024, which appears in this Form 10-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

March 31, 2026